                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                            1934 (AMENDMENT NO.  )

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                                              [_]Confidential, for Use of
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     Statement

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     Materials

  [_]Soliciting Material
     Pursuant to Rule 14a-
     11(c) or Rule 14a-12

                               BROOKSTONE, INC.

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                               BROOKSTONE, INC.

                              17 RIVERSIDE STREET
                          NASHUA, NEW HAMPSHIRE 03062

                                                                   May 19, 1997

Dear Stockholder:

  We cordially invite you to attend our 1997 Annual Meeting of Stockholders, which will be held at 9:30 a.m. (local time) on June 19, 1997 at The First National Bank of Boston Conference Center, 100 Federal Street, Boston, Massachusetts.

  Details of business to be conducted at the Annual Meeting of Stockholders are given in the attached Notice of Annual Meeting and proxy statement. Please read the proxy statement and complete, sign and return your proxy promptly in the enclosed envelope.

  We hope you will join us on June 19th for our annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                          Sincerely,

                                          /s/ Michael F. Anthony

                                          Michael F. Anthony
                                          President and Chief Executive
                                           Officer

                               BROOKSTONE, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 19, 1997

  Notice is hereby given that the Annual Meeting of Stockholders of Brookstone, Inc., a Delaware corporation, will be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts on June 19, 1997 at 9:30 a.m. (local time) for the following purposes:

  1. To elect six directors to serve until the 1998 Annual Meeting of Stockholders or until their respective successors shall be elected or qualified;

  2. To approve certain material terms of the Company's 1992 Equity Incentive Plan;

  3. To ratify the appointment of Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1998; and

  4. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

  Only stockholders of record at the close of business on May 5, 1997 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from June 9, 1997 to the date of the meeting at the offices of Ropes & Gray, One International Place, Boston, Massachusetts 02110.

                                          By Order of the Board of Directors

                                          /s/ Philip W. Roizin

                                          Philip W. Roizin
                                          Executive Vice President, Finance
                                           and Administration, Treasurer and
                                           Secretary

Nashua, New Hampshire
May 19, 1997

   IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                               BROOKSTONE, INC.

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 19, 1997

                               ----------------

                                PROXY STATEMENT

  The enclosed form of proxy is solicited on behalf of the Board of Directors of Brookstone, Inc., a Delaware corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on June 19, 1997 at 9:30 a.m. (local time) and at any and all adjourned sessions thereof. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

  The expense of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may solicit proxies by officers, directors and regular employees of the Company in person or by telephone or telegraph. Any officers and regular employees of the Company who engage in any such solicitation will receive no compensation in addition to their regular salaries. The Company will also reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

  In the absence of contrary instructions, the persons named as proxies will vote for (i) the election of the nominees for director named below, (ii) the approval of certain material terms of the 1992 Equity Incentive Plan (as described herein) and (iii) the ratification of the appointment of Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1998. The holders of record of shares of the common stock, $.001 par value, of the Company (the "Common Stock") at the close of business on May 5, 1997 are entitled to receive notice of and to vote at the Annual Meeting. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting. As of April 14, 1997, the Company had issued and outstanding 7,811,768 shares of Common Stock.

  Consistent with state law and the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as tellers for the meeting. The six nominees who receive the greatest number of votes properly cast for the election of directors will be elected. An affirmative vote of a majority of votes properly cast is required to approve the material terms of the 1992 Equity Incentive Plan discussed below in this Proxy Statement and to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending January 31, 1998. The tellers will count the total number of votes cast "FOR" such approval or ratification for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions and "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will be counted as votes properly cast with regard to the matter. Accordingly, such abstentions and broker non-votes will have no effect on the outcome of voting on the election of directors, the proposal to amend the 1992 Equity Incentive Plan (as described herein) or the ratification of the appointment of independent accountants.

  It is expected that this Proxy Statement and the enclosed form of proxy will be mailed to stockholders commencing on or about May 19, 1997.

  The Annual Report of the Company, including consolidated financial statements for the fiscal year ended February 1, 1997 ("Fiscal 1996"), is being mailed to the Company's stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

  Unless otherwise instructed, the enclosed proxy will be voted to elect the persons named below as directors for a term of one year expiring at the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. It is expected that each nominee will be able to serve, but the proxies reserve discretion to vote or refrain from voting for a substitute nominee if a nominee is unable to serve. Each of the following nominees currently serves as a director of the Company. The nominees are as follows:

NOMINEES AS DIRECTORS

Merwin F. Kaminstein, 62
Chairman of the Board

  Mr. Kaminstein has been Chairman of the Board of Directors since April 1990. From April 1990 until September 1995, Mr. Kaminstein also served as Chief Executive Officer of the Company. From March 1988 until March 1990, he was an independent consultant and partner at The Pyramid Companies, a retail real estate development company. Mr. Kaminstein was President of J. Bildner & Sons, Inc., a specialty foods retailer, from July 1987 until February 1988. From 1984 until 1987, Mr. Kaminstein was President of the Rich's department store division of Federated Department Stores, Inc. He was President of the Filene's and Filene's Basement department store divisions of Federated Department Stores, Inc. from 1979 until 1984, President of the Jordan Marsh department store division of Allied Department Stores, Inc. from 1976 until 1979, and President of the Donaldson's department store division of Allied Department Stores, Inc. from 1971 until 1976. Mr. Kaminstein has served as a director for Domain, Inc., a privately-held home furnishings specialty retailer since October 1994.

Michael F. Anthony, 42
Director, President and Chief Executive Officer

  Mr. Anthony has been President and Chief Executive Officer of the Company since September 1995. From October 1994 until he assumed his current position, Mr. Anthony served as President and Chief Operating Officer of the Company. From 1989 to October 1994 he held various senior executive positions with Lechter's, Inc., a nationwide chain of approximately 640 specialty stores, including President in 1994, Executive Vice President from 1993 to 1994 and Vice President/General Merchandise Manager from 1989 to 1993. From 1978 to 1989 he was with Gold Circle, which at the time was a division of Federated Department stores, where he held various merchandising positions, including Divisional Vice President/Divisional Merchandise Manager from February 1986 to 1989.

Mone Anathan, III, 58
Director

  Mr. Anathan has been a director of the Company since December 1989. Since July 1988, he has been President, Treasurer and a director of Filene's Basement Corp., an off-price specialty apparel chain. He served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until Filene's Basement was purchased from Federated Department Stores, Inc. in a management-led buyout in July

1988. Mr. Anathan is a director of Beth Israel Hospital, Crane Company, Harvard Pilgrim Health Care and Medusa Cement Company.

Michael L. Glazer, 49
Director

  Mr. Glazer has served as President of Consolidated Stores Corporation, a leading value retailer specializing in close-out merchandise operating approximately 2,000 stores nationwide, since May 1995 and as a member of its board of directors since June 1991. In addition to this position, Mr. Glazer has served as Chief Executive Officer of Consolidated's toy division, K.B Toys, the nation's largest mall-based toy retailer, since May 1996. From September 1990 to January 1995, he served as President of The Bombay Company, Inc., a specialty retailer operating approximately 430 stores in the United States and Canada.

Adam Kirsch, 35
Director

  Adam Kirsch has been a director of the Company since August 1991. Mr. Kirsch has been a managing director of Bain Capital, Inc. a private venture capital firm, since April 1993, and a general partner of Bain Venture Capital, a California Limited Partnership ("BVC") since 1990. BVC serves as the general partner of certain investment partnerships which own Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below. From April 1987 until June 1990, he was a principal with BVC. He also serves as a director of each of Duane Reade, Inc., a drug store chain, Diagnostics Holdings, Inc., a manufacturer and marketer of in vitro diagnostic products and services to clinical laboratories, and Specialty Retailers, Inc., an apparel retailer.

Robert F. White, 41
Director

  Robert F. White has been a director of the Company since August 1991. Mr. White has been a managing director of Bain Capital, Inc., a private venture capital firm, since April 1993, and a general partner of BVC since 1987. BVC serves as the general partner of certain investment partnerships which own Common Stock of the Company. See "Security Ownership of Certain Beneficial Owners and Management" below. Mr. White currently serves on the board of directors of Stream International Inc., a software manufacturer, marketer and technical support and service firm, and previously served as a director of a number of private companies, including Domain, Inc., a home furnishings specialty retailer.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote "FOR" each of the director nominees listed above. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information with respect to the beneficial ownership of shares of Common Stock as of April 14, 1997 (unless otherwise indicated) (i) individually by the chief executive officer and each of the other officers (and former officers) of the Company listed in the Summary Compensation Table contained in this Proxy Statement (the "Named Executive Officers") and by each director of the Company, (ii) by all executive officers and directors of the Company as a group and (iii) by each person known to the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

                                     COMMON STOCK BENEFICIALLY OWNED(1)
                                     -----------------------------------------
                                      NUMBER OF              PERCENTAGE OF
                                        SHARES            OUTSTANDING SHARES
                                     ------------------- ---------------------
Bain Funds(2)......................            1,333,450                  17.1%
 c/o Bain Capital, Inc.
 Two Copley Place
 Boston, MA 02116
FMR Corp.(3).......................              869,204                  11.1%
 82 Devonshire Street
 Boston, MA 02109
Goldman, Sachs & Co................              777,800                  10.0%
 Goldman Sachs Small Cap Equity
  Fund(4)
 85 Broad Street
 New York, NY 10004
P.A.W. Capital Corp.(5)............              685,500                   8.8%
 10 Glenville Street
 Greenwich, CT 06831
EGS Associates, L.P.(6)............              469,800                   6.0%
 Bev Partners, L.P.
 Jonas Partners, L.P.
 300 Park Avenue
 New York, NY 10022
Dimensional Fund Advisors Inc.(7)..              389,100                   5.0%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401
Merwin F. Kaminstein*(8)...........              360,277                   4.4%
Michael F. Anthony+*(9)............              138,900                   1.8%
Mone Anathan, III*(10).............               14,892                    **
Adam Kirsch*(11)...................            1,335,950                  17.1%
Michael L. Glazer*(12).............                3,500                    **
Robert F. White*(11)...............            1,336,636                  17.1%
G. Randolph Dirth+(13).............                    0                    **
John J. Rahilly+(14)...............                    0                    **
Alexander M. Winiecki+(15).........               44,992                    **
Jo-Ann B. Karalus+(15).............               23,633                    **
Thomas A. Carroll(16)..............                    0                    **
All directors and executive offi-
 cers as a group (11 persons)(17)..            1,939,180                  23.1%

--------
 +  Named Executive Officer.
 *  Director of the Company.
**  Less than 1% of the outstanding Common Stock.
 (1) Includes shares issuable pursuant to options held by the respective person or group which are presently exercisable or may be exercised within 60 days after the date of this Proxy Statement ("presently exercisable stock options") as set forth below.
 (2) Includes 984,979 shares held by Tyler Capital Fund, L.P. ("Tyler Capital"), 201,814 shares held by Tyler Massachusetts, L.P. ("Tyler Massachusetts"), 59,052 shares held by Tyler International, L.P.-II ("Tyler International"), 83,262 shares held by BCIP Associates and 4,343 shares held by BCIP Trust Associates, L.P. ("BCIP Trust Associates"; collectively with Tyler Capital, Tyler Massachusetts, Tyler International and BCIP Associates, the "Bain Funds").
 (3) Reflects ownership based upon Amendment No. 3 to Schedule 13D dated May 23, 1996 and filed with the Securities and Exchange Commission.
 (4) Reflects ownership based upon Amendment No. 3 to Schedule 13G dated February 14, 1996 and filed with the Securities and Exchange Commission.
 (5) Reflects ownership based upon a Schedule 13D dated February 22, 1996 and filed with the Securities and Exchange Commission. Includes 665,000 shares held by funds or managed accounts over which P.A.W. Capital Corp. or its majority shareholder and President, Peter A. Wright, has investment discretion. Also includes 20,500 shares held in Mr. Wright's personal account or in accounts over which Mr. Wright has power of attorney.
 (6) Reflects ownership based upon a Schedule D dated May 1, 1997 and filed with the Securities and Exchange Commission. Includes (1) 98,500 shares held by EGS Associates, L.P. ("EGS Associates"), (2) 284,437 shares purchased for discretionary accounts managed by EGS Partners, L.L.C. ("EGS Partners"), (3) 45,950 shares held by Bev Partners, L.P. ("Bev Partners"), (4) 28,513 shares held by Jonas Partners, L.P. ("Jonas Partners") and (5) 12,100 shares held by Jonas Gerstl, his wife and trusts for the benefit of their children. EGS Associates, Bev Partners and Jonas Partners are each private investment partnerships. EGS Partners is a registered investment adviser engaging in the purchase and sale of securities for investment on behalf of discretionary accounts. Mr. Gerstl is a general partner of EGS Associates, Bev Associates and Jonas Partners and a member of EGS Partners.
 (7) Reflects ownership based upon Amendment No. 1 to Schedule 13G dated February 5, 1997 and filed with the Securities and Exchange Commission. Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 389,100 shares as of February 5, 1997, all of which are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.
 (8) Includes 345,277 shares issuable upon exercise of presently exercisable stock options.
 (9) Includes 137,500 shares issuable upon exercise of presently exercisable stock options.
(10) Includes 3,392 shares issuable upon exercise of presently exercisable stock options and 2,500 that will become exercisable on June 21, 1997.
(11) Represents 1,333,450 shares held by the Bain Funds, 2,500 shares subject to options that will become exercisable on June 21, 1997 and, in the case of Mr. White, 686 shares held by him directly. See footnote (2). Bain Venture Capital, a California Limited Partnership ("BVC") is the general partner of Tyler Capital, Tyler Massachusetts, and Tyler International. Each of Messrs. Kirsch and White is a director of the Company and is a general partner of each of BVC, BCIP Associates and BCIP Trust Associates, and, as such, may be deemed to own beneficially shares owned by the Bain Funds, although each of Messrs. White and Kirsch disclaim beneficial ownership of any shares owned directly by the Bain Funds (other that 9,642 shares in the case of Mr. White and 7,416 shares in the case of Mr. Kirsch). Messrs. Kirsch and White have the same address as the Bain Funds.
(12) Includes 2,500 shares subject to a stock option that will become exercisable on June 21, 1997.

(13) Mr. Dirth resigned his position with the Company effective February 24, 1997.
(14) Mr. Rahilly resigned his position with the Company effective November 19, 1996.
(15) Consists solely of shares issuable upon exercise of presently exercisable stock options.
(16) Mr. Carroll resigned his position with the Company effective March 21, 1997.
(17) Includes 577,294 shares issuable upon exercise of presently exercisable stock options. See also notes (8) through (16) to this table.

                       BOARD OF DIRECTORS AND COMMITTEES

  During Fiscal 1996, the Board of Directors of the Company held five meetings. Each director attended at least 75% of the meetings of the Board and the Committees of which he is a member. The Company pays to all directors who are not employees of the Company a quarterly fee of $2,500. Directors are reimbursed for their reasonable expenses in attending Board and Committee meetings.

  The Board of Directors has a standing Audit Committee and a standing Compensation Committee. The Board does not have a Nominating Committee.

  The Audit Committee, which held one meeting during Fiscal 1996, reviews with management and the independent public accountants the Company's annual financial statements, the scope of the audit, any comments made by the independent public accountants and such other matters as the Committee deems appropriate. In addition, the Committee reviews the performance and retention of the Company's independent accountants and reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Anathan and White, neither of whom is an executive officer or employee of the Company, served on the Audit Committee in Fiscal 1996.

  The Compensation Committee, which held four meetings during Fiscal 1996, administers the Company's stock option plans and cash bonus plan, reviews the administration and performance of the Company's retirement plans and recommends to the Board of Directors the compensation and other employment terms of the Company's executive officers. Messrs. Anathan, Glazer and White, none of whom is an executive officer or employee of the Company, served on the Compensation Committee in Fiscal 1996.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table sets forth information with respect to compensation paid to or accrued on behalf of the Named Executive Officers for all services rendered to the Company for Fiscal 1996, Fiscal 1995 and Fiscal 1994.

                        SUMMARY COMPENSATION TABLE (1)

                                                                            LONG TERM
                                            ANNUAL COMPENSATION          COMPENSATION(4)
                                     ---------------------------------  ------------------
        NAME AND                                        OTHER ANNUAL      COMMON SHARES       ALL OTHER
   PRINCIPAL POSITION       YEAR      SALARY  BONUS(2) COMPENSATION(3)  UNDERLYING OPTIONS COMPENSATION(5)
   ------------------    ----------- -------- -------- ---------------  ------------------ ---------------
Michael F. Anthony(6)... Fiscal 1996 $325,000 $ 42,269    $192,390(7)            --            $2,656
 President and           Fiscal 1995 $325,314 $  2,075    $ 58,418(8)         50,000           $2,149
 Chief Executive Officer Fiscal 1994 $108,333 $ 50,312         --            250,000           $  264
John J. Rahilly(9)...... Fiscal 1996 $188,718 $191,667         --                --            $5,267
 Executive Vice
  President,             Fiscal 1995 $230,160 $ 51,410    $ 65,726(10)           --            $2,508
 Finance and
  Administration         Fiscal 1994 $ 61,923 $ 25,064    $ 11,532(10)        50,000           $   53
G. Randolph Dirth(11)... Fiscal 1996 $207,692 $ 19,549    $ 73,765(12)        85,000           $  685
 Executive Vice
  President,
 Merchandising
Alexander M. Winiecki... Fiscal 1996 $165,769 $ 14,297         --             30,000(13)       $3,496
 Senior Vice President,  Fiscal 1995 $163,623 $    901         --                --            $3,401
 Store Operations        Fiscal 1994 $160,000 $  2,579         --             30,000           $1,622
Jo-Ann B. Karalus....... Fiscal 1996 $140,000 $ 11,796         --             35,000(13)       $3,095
 Vice President          Fiscal 1995 $118,080 $    651         --                --            $2,502
 Human Resources         Fiscal 1994 $117,658 $  1,881         --             25,000           $1,206
Thomas A. Carroll(14)... Fiscal 1996 $118,450 $ 23,482         --             25,000(13)       $1,844
 Vice President          Fiscal 1995 $117,641 $    646         --                --            $1,797
 Real Estate and
  Construction           Fiscal 1994 $114,712 $  1,461      13,693(15)        25,000           $   79

--------
 (1) Philip W. Roizin, the Company's Executive Vice President, Finance and Administration, is not included in this table because his employment commenced on December 9, 1996.
 (2) Payments made under the Company's Management Incentive Bonus Plan (the "MIB Plan"), the principal performance-based cash compensation program for executive officers of the Company, in respect of performance in Fiscal 1996 were $39,684 to Mr. Anthony, $18,316 to Mr. Dirth, $12,979 to Mr. Winiecki, $10,684 to Ms. Karalus and $9,040 to Mr. Carroll. In 1996, Mr. Carroll also received a special one-time bonus of $13,500 in respect of certain special projects. All other amounts in this column for Fiscal 1996 were paid to the Named Executive Officer under the Company's Profit Sharing Plan, in which all employees of the Company participate. Except in the case of Messrs. Anthony and Rahilly, Fiscal 1995 and 1994 bonuses solely represent the amount paid to the Named Executive Officer in respect of the Profit Sharing Plan. Pursuant to Mr. Anthony's employment agreement with the Company, he received a minimum bonus of $50,000 in Fiscal 1994 under the MIB Plan. Pursuant to Mr. Rahilly's employment agreement with the Company, he received minimum bonuses of $50,000 and $25,000 in Fiscal 1995 and Fiscal 1994, respectively, under the MIB Plan. No other Named Executive Officer received any bonus under the MIB Plan for Fiscal 1995 and Fiscal 1994.
 (3) While each of the Named Executive Officers enjoys certain perquisites, such perquisites did not, except as disclosed, exceed the lesser of $50,000 or 10% of such officer's salary and bonus in each of Fiscal 1996, Fiscal 1995 and Fiscal 1994.
 (4) No other forms of Long Term Compensation were awarded to the Named Executive Officers in Fiscal 1996, Fiscal 1995 and Fiscal 1994.
 (5) For Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively, All Other Compensation represents (i) the following dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of each of the Named Executive Officers: Mr. Anthony--$995, $929 and $264, Mr. Rahilly--$1,882, $2,508 and $53, Mr. Dirth--$685 (1996
     only), Mr. Winiecki--$974, $940 and $1,018, Ms. Karalus--$1,248, $699 and
     $615 and Mr. Carroll--$644, $626 and $679, and (ii) the following dollar value of contributions made by the Company to the Company's defined contribution plan for the benefit of the Named Executive Officers: Mr. Anthony--$1,798, $1,220 and $0, Mr. Rahilly--$0, $0 and $0, Mr. Winiecki--$2,250, $2,250 and $604, Ms.
    Karalus--$1,847, $1,803 and $591 and Mr. Carroll - $1,202, $1,171 and $0.
 (6) Mr. Anthony commenced employment with the Company on September 30, 1994 as President and Chief Operating Officer. In September 1995, Mr. Anthony was named President and Chief Executive Officer.
 (7) Upon hiring Mr. Anthony in 1994, the Company loaned him $100,000 for the purposes of assisting him in the relocation of his principal residence to near the Company's headquarters in Nashua, New Hampshire. This loan did not bear interest. In May 1996, the Company agreed to make Mr. Anthony whole for the dimunition in the value of his former residence incurred by him at the time of his relocation to New Hampshire. To effect this transaction, the Company (1) purchased Mr. Anthony's former residence from him at the then-prevailing market rate, which was materially less than the price at which Mr. Anthony had originally purchased it, (2) forgave the $100,000 loan described above and (3) paid him an additional amount equal to that amount which, when added to the $100,000 in loan forgiveness, would provide him with the amount necessary to make him whole on the loss. The Company subsequently sold Mr. Anthony's former residence in an arms-length transaction to an un-affiliated third-party in July 1996 at then-prevailing market rates.
 (8) Includes a relocation allowance of $47,290 in Fiscal 1995.
 (9) Mr. Rahilly resigned his position with the Company on November 19, 1996. In recognition of his services prior to leaving the Company, Mr. Rahilly was paid a one-time bonus of $191,667 in Fiscal 1996.
(10) Includes relocation allowances of $56,935 and $11,532 in Fiscal 1995 and Fiscal 1994, respectively. In November 1994, the Company loaned $85,938 to Mr. Rahilly for the purpose of assisting him in the relocation of his principal residence to near the Company's headquarters in Nashua, New Hampshire. This loan did not bear interest. The relocation allowance attributed to Mr. Rahilly in Fiscal 1995 includes the forgiveness of $35,000 of this loan. Mr. Rahilly repaid to the Company the remaining $50,938 in October 1995.
(11) Mr. Dirth resigned his position with the Company effective February 24, 1997.
(12) Includes reimbursement of $39,085 in relocation expenses and a $30,000 signing bonus pursuant to Mr. Dirth's employment agreement.
(13) On May 6, 1996, the Company amended 30,000, 25,000 and 25,000 options held by Mr. Winiecki, Ms. Karalus and Mr. Carroll, respectively, to reduce the exercise price and extend the vesting schedule. See "--Ten Year Option/SAR Repricings".
(14) Mr. Carroll resigned his position with the Company effective March 21, 1997.
(15) Includes a relocation allowance of $9,683 and a car allowance of $4,010 in Fiscal 1994.

  The following table summarizes option grants during Fiscal 1996 to the Named Executive Officers and the potential realizable value of such options determined by formulas prescribed by the Securities and Exchange Commission. The assumed rates of stock price appreciation are hypothetical; the actual value of the options, if any, will depend on the future performance of the Company's stock. No stock appreciation rights were granted during Fiscal 1996.

                       OPTION/SAR GRANTS IN FISCAL 1996

                                                                         POTENTIAL REALIZABLE
                                                                           VALUE AT ASSUMED
                                                                            ANNUAL RATE OF
                                                                              STOCK PRICE
                                                                           APPRECIATION FOR
                                          INDIVIDUAL GRANTS                   OPTION TERM
                                        ---------------------            ---------------------
                         NUMBER OF       % OF TOTAL
                         SECURITIES       OPTIONS
                         UNDERLYING      GRANTED TO  EXERCISE
                          OPTIONS       EMPLOYEES IN  PRICE   EXPIRATION
          NAME              (#)         FISCAL YEAR   (/SH)      DATE      5%($)      10%($)
          ----           ----------     ------------ -------- ---------- ---------- ----------
G. Randolph Dirth.......   85,000(1)        26.1%     $7.875  5/24/2006  $        0 $        0
Alexander M. Winiecki...   30,000(2)         9.2%     $9.375   5/6/2004  $  176,875 $  448,239
Jo-Ann B. Karalus.......   25,000(2)         7.7%     $9.375   5/6/2004  $  147,396 $  373,532
                           10,000(3)         3.1%     $9.375   5/8/2006     $58,958 $  149,413
Thomas A. Carroll.......   25,000(1)(2)      7.7%     $9.375  2/23/2004  $        0 $        0

--------
(1) These options were terminated in accordance with their terms upon the executives' resignation from the Company.
(2) On May 6, 1996, the Company amended 30,000, 25,000 and 25,000 options held by Mr. Winiecki, Ms. Karalus and Mr. Carroll, respectively, to reduce the exercise price and extend the vesting schedule. See "--Ten Year Option/SAR Repricings".
(3) These options were granted on May 8, 1996 pursuant to the Company's 1992 Equity Incentive Plan and will become exercisable as follows: 2,500 shares on May 8, 1997; 2,500 shares on May 8, 1998; 2,500 shares on May 8, 1999;
    and 2,500 shares on May 8, 2000.

  The following table sets forth information with respect to (i) the exercise of stock options by the Named Executive Officers during Fiscal 1996, (ii) the number of unexercised options held by the Named Executive Officers as of February 1, 1997 and (iii) the value of unexercised in-the-money options (i.e., options for which the fair market value of the Common Stock ($8.125 at January 31, 1997) exceeds the exercise price) as of February 1, 1997:

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                    VALUES

                                                    NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                       OPTIONS/SARS AT           OPTIONS/SARS AT
                         SHARES ACQUIRED  VALUE       FEBRUARY 1, 1997          FEBRUARY 1, 1997
          NAME             ON EXERCISE   REALIZED EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
          ----           --------------- -------- ------------------------- -------------------------
Michael F. Anthony......        --           --        137,500/162,500          $137,500/$137,500
John J. Rahilly.........     25,000      $90,625             0/      0          $      0/$      0
G. Randolph Dirth.......        --           --              0/ 85,000          $      0/$ 21,250
Alexander M. Winiecki...        --           --         44,992/ 30,000          $337,460/$      0
Jo-Ann B. Karalus.......        --           --         21,133/ 35,000          $148,196/$      0
Thomas A. Carroll.......      2,096      $21,474         3,750/ 26,250          $      0/$      0

  The following table summarizes amendments to the exercise price of certain stock options granted since the Company's initial public offering in April 1993 to the Company's executive officers, including three such amendments to options held by named executive officers during Fiscal 1996. Mr. Winiecki's and Ms. Karalus's repriced stock options were initially granted on May 6, 1994 when the fair market value of the Company's Common Stock underlying such option was $14.8125 per share. Mr. Carroll's options were initially granted on February 23, 1994 when the stock price was $14.75. The vesting schedule for these options was also amended from a cliff-vesting schedule in which all options were to vest on May 6, 1998 (February 23, 1998 for Mr. Carroll) to a graduated schedule whereby one-third of the options will become first exercisable on May 8, 1998, one-third on May 8, 1999 and one-third on May 8, 2000 (February 23, 1998, February 23, 1999 and February 23, 2000 for Mr. Carroll). Because the Compensation Committee has determined that the diminution of the Company's stock price that occurred from the date of the initial grants significantly reduced the effectiveness of these stock options as continuing incentives, the Committee approved the repricing of the previously granted options as described in the following table.

                        TEN-YEAR OPTION/SAR REPRICINGS

                                  NUMBER OF
                                 SECURITIES     MARKET                           LENGTH OF
                                 UNDERLYING    PRICE OF     EXERCISE              ORIGINAL
                                  OPTIONS/     STOCK AT     PRICE AT            OPTION TERM
                                    SAR'S      TIME OF      TIME OF      NEW    REMAINING AT
                                 REPRICED OR REPRICING OR REPRICING OR EXERCISE   DATE OF
                                   AMENDED    AMENDMENT    AMENDMENT    PRICE   REPRICING OR
          NAME            DATE       (#)         ($)          ($)        ($)     AMENDMENT
          ----           ------- ----------- ------------ ------------ -------- ------------
Alexander M. Winiecki...  5/8/96    30,000      $9.375      $14.8125    $9.375      5/6/04
 Senior Vice President,
 Store Operations
Jo-Ann B. Karalus.......  5/8/96    25,000      $9.375      $14.8125    $9.375      5/6/04
 Vice President,
 Human Resources
Thomas A. Carroll.......  5/8/96    25,000      $9.375      $  14.75    $9.375     2/23/04
 Former Vice President
 Real Estate and
  Construction
Michael F. Anthony...... 3/22/95   100,000      $5.375      $  14.50    $5.375     9/30/04
 President and Chief
 Executive Offficer
John J. Rahilly......... 3/22/95    50,000      $5.375      $ 14.125    $5.375    10/23/04
 Former Executive Vice
  President,
 Finance and
  Administration

PENSION PLAN

  The Company has a defined benefit Pension Plan qualified under Section 401(a) of the Internal Revenue code of 1986, as amended, for eligible employees who have completed one year of service with 1,000 or more hours of employment. In general, all employees of the Company are eligible to participate, excluding (i) a director of the Company who is not employed by the Company in any other capacity, (ii) any person whose compensation consists of a retainer or a fee, and (iii) any person who is a nonresident alien.

  The table below sets forth the estimated average annual benefits at normal retirement to participants in the specified compensation and years-of-service classifications.

                              PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                                         ---------------------------------------
             COMPENSATION*                 15      20      25      30      35
             -------------               ------- ------- ------- ------- -------
$125,000................................ $23,723 $31,630 $39,538 $47,446 $52,717
 150,000................................ $28,973 $38,630 $48,288 $57,946 $64,384

--------
* Based upon salary and bonuses.

  Benefits under the Pension Plan are based upon years of credited service (not in excess of 33 1/3 years) and final average compensation. A participant earns one year of credited service for each year in which the participant completes 1,000 or more hours of employment, and a participant's final average compensation is the average of the participant's highest five consecutive years' compensation during the participant's last ten years of employment. Compensation covered by the Pension Plan for the Named Executive Officers generally corresponds with the aggregate of base salary and bonus as reported in the Summary Compensation Table above. For purposes of the Pension Plan, a participant's compensation is capped at $150,000 (adjusted annually). Benefits shown are computed as a straight life annuity with no deduction for Social Security benefits or other offset amounts. A participant becomes vested under the Pension Plan once he or she has earned five years of credited service.

  On February 3, 1996, the Named Executive Officers had the following number of years of credited service: Mr. Kaminstein--six years; Mr. Anthony--two years; Mr. Rahilly--zero years, Mr. Dirth--zero years; Mr. Winiecki--six years, Ms. Karalus--sixteen years and Mr. Carroll--four years.

EMPLOYMENT AGREEMENTS

  Mr. Anthony has entered into an employment agreement with the Company expiring upon the earliest to occur of his resignation, death, permanent disability or incapacity or his termination by the Company with or without cause. The agreement provides for an annual salary, participation in the MIB Plan and any other performance based compensation programs available to the Company's senior executives, and for certain fringe benefits, including contributions for health and dental coverage, term life insurance in an amount of at least $1,000,000, long term disability coverage, participation in the Company's Pension Plan, and certain other benefits. The agreement provides that if Mr. Anthony is terminated by the Company without cause (as defined) or terminates his employment for good reason (as defined), Mr. Anthony is entitled, subject to complying with certain confidentiality and noncompetition obligations, to continued payment of his base salary and certain of his fringe benefits until twelve months following termination of his employment, as well as a pro rata bonus payment under the MIB Plan for the fiscal year in which termination occurs based upon the number of days he was employed in such year. Severance benefits are reduced by any amounts received by Mr. Anthony from other employment during the severance period. If Mr. Anthony's employment terminates because of his death, disability or incapacity, Mr. Anthony is entitled to a pro rata bonus payment under the MIB Plan for the fiscal year in which such termination occurs based upon the number of days he was employed in such year and payments to which he is entitled under any other Company benefit plans, including any long-term disability plan. The agreement also provides that Mr. Anthony shall not disclose or use any confidential information of the Company and not compete with the Company during the period of his employment and for one year thereafter, unless Mr. Anthony's employment is terminated without cause, in which case the noncompetition period ends upon Mr. Anthony's termination. The agreement provides that Mr. Anthony will not recruit any employee of the Company for employment in any other business until one year after the termination of Mr. Anthony's employment with the Company.

  Mr. Roizin and Mr. Winiecki are employed by the Company pursuant to employment agreements providing for a base salary and participation in the MIB Plan and various other employee benefit plans, including medical, vacation, disability and pension. These agreements, and a Severance Agreement between the Company and Ms. Karalus, provide for a severance benefit if the executive is terminated for any reason other than cause consisting of base salary continuation for 12 months following termination (subject to offset for income earned from other employment or from self-employment). Mr. Dirth, who resigned his position with the Company effective February 24, 1997, is entitled under his employment agreement to receive his salary until the earlier of February 24, 1998 or the date he is re-employed.

                     REPORT OF THE COMPENSATION COMMITTEE

  The Compensation Committee is responsible for approving and recommending to the Board of Directors the compensation of executive officers of the Company and administers the Company's 1992 Equity Incentive Plan and Management Incentive Bonus Plan. The Committee regularly reports on its activities to the Board of Directors. The Committee was comprised in Fiscal 1996 of three outside directors who are not officers or employees of the Company and who were not eligible to participate in any of the plans or programs that the Committee administers.

COMPENSATION PHILOSOPHY

  The Company's executive compensation programs are based on the belief that the interests of the Company's executive officers should be directly aligned with those of the stockholders. The programs are strongly oriented towards a pay-at-risk philosophy that ties a significant portion of overall compensation to the financial performance of the Company. The Committee has established the following principles to guide development of the Company's compensation programs and to provide a framework for compensation decisions:

  . provide a total compensation package that will attract the best talent to the Company, motivate individuals to perform at their highest levels, reward outstanding performance, and retain executives whose skills are critical for building long-term stockholder value; and

  . establish annual incentives for senior management that are directly tied to the overall financial performance of the Company.

COMPENSATION PROGRAMS AND PRACTICES

  Base Salary. Salaries of executive officers are established by the Committee based on an executive officer's scope of responsibilities, level of experience, individual performance and contribution to the business. From time to time, the Company conducts salary surveys to determine whether the salaries of its employees, including its executive officers, are in line with retailers of similar size.

  Management Incentive Bonus Plan. The Company has in effect a Management Incentive Bonus Plan (the "MIB") under which executive officers and other key management employees selected by the Board may receive incentive awards in the form of cash bonuses and may under certain circumstances receive additional awards in the form of MIB Options granted under the 1992 Equity Incentive Plan. The purpose of the MIB Plan is to tie a significant portion of annual pay directly to key financial results. Bonus awards are based on annual performance criteria established by the Committee with respect to attainment by the Company of specified levels of income from operations, as well as performance criteria applied on an individual basis. The Company must attain a threshold level of income from operations in order for MIB Plan participants to be eligible for any bonus payments under the Plan. MIB Plan participants earn awards defined in terms of percentages of their base salaries. These percentages are determined by the Company's attainment of specified levels of income from operations, with higher levels of income from operations resulting in higher percentages. Unless altered by the Committee, participants automatically receive 70% of the percentage of base salary so determined and can earn the remaining 30% based upon individual performance. Individual performance criteria are determined by the Committee toward the beginning of each fiscal year. In the case of executive officers other than the Chief

Executive Officer, individual performance criteria are determined after taking into consideration the recommendation of the Chief Executive Officer.

  In Fiscal 1996, the Company exceeded the threshold level of income from operations established by the Committee in order for bonuses to be payable under the Plan. As a result of applying the MIB Plan's formula, the Company paid the following bonuses under the MIB Plan in respect of Fiscal 1996:
$39,684 to Mr. Anthony; $18,316 to Mr. Dirth; $12,979 to Mr. Winiecki; $10,684
to Ms. Karalus and $9,040 to Mr. Carroll.

  The MIB Plan provides for annual limits on cash bonuses payable pursuant to the MIB Plan equal to 75% of base salary, in the case of the Chief Executive Officer, and 50% of base salary, in the case of other participants. Such limitations may be changed by the Committee.

  In addition, if an individual and the Company attain performance criteria in excess of levels yielding the maximum cash bonus award payable to him or her under the MIB Plan, the Company must either (i) award options under the 1992 Equity Incentive Plan to such individual to purchase that number of shares of Common Stock equal to the additional bonus that would have been payable under the MIB Plan absent the applicable cash bonus limit divided by the fair market value of a share of Common Stock on the date of grant or (ii) award the participant cash in an amount equal to the value of such options at the time of grant (or a combination of such awards). In the case of options, the aggregate of such awards for all participants can not exceed 50,000 shares with respect to any one fiscal year. The exercise price of any such options will be 100% (110% in the case of an incentive stock option granted to a 10% shareholder) of the fair market value at the time of grant, and, unless otherwise specified at the time of grant, such options become exercisable in equal increments on each of the first through third anniversaries of the date of grant. In Fiscal 1996, participants in the MIB Plan did not earn awards in excess of their maximum cash bonuses.

  Profit Sharing Plan and 401(k) Plan Contribution. The Company has in effect a Profit Sharing Plan under which employees (including all of the Company's executive officers) who are regularly scheduled to work 52 weeks per year and have been employed by the Company for more than 90 days participate. Employees of the Company (including the Company's executive officers) may also participate in discretionary Company contributions made to participants under the Company's 401(k) plan. The Profit Sharing Plan provides for a bonus pool equal to a specified percentage of net income established year-to-year by the Board of Directors (5% for Fiscal 1996), less the amount paid by the Company to employees as discretionary employer contributions under the 401(k) plan. Participants receive an amount calculated on the basis of their W-2 (less income attributable to stock option exercises, relocation expenses and the value of Company-paid car leases) earnings equal to their pro rata share of such bonus pool.

  Stock Options. The Committee strongly believes that the interests of senior management must be closely aligned with those of the stockholders. Long-term incentives in the from of stock options provide a vehicle to reward executives only if there is an increase in stockholder value. Stock options are granted to executive officers and selected employees whose contributions and skills are important to the long-term success of the Company.

  The Compensation Committee repriced certain stock options held by Mr. Winiecki, Ms. Karalus and Mr. Carroll in Fiscal 1996. Mr. Winiecki's, Ms. Karalus's repriced stock options were initially granted on May 6, 1994 when the fair market value of the Company's Common Stock underlying such option was $14.8125 per share. Mr. Carroll's options were initially granted on February 23, 1994 when the stock price was $14.75. The vesting schedule for these options was also amended from a cliff-vesting schedule in which all options were to vest on May 6, 1998 (February 23, 1998 for Mr. Carroll) to a graduated schedule whereby one-third of the options will become first exercisable on May 8, 1998, one-third on May 8, 1999 and one-third on May 8, 2000 (February 23, 1998, February 23, 1999 and February 23, 2000 for Mr. Carroll). Because the Compensation Committee has determined that the diminution of the Company's stock price that occurred from the date of the initial grants significantly reduced the effectiveness of these stock options as continuing incentives, the Committee approved the repricing of certain of these previously granted options to $9.375 per share.

COMPENSATION FOR THE CHIEF EXECUTIVE OFFICER

  For Fiscal 1996, Mr. Anthony received a salary of $325,000 and a bonus under the MIB Plan of $39,684. In addition, the Compensation Committee agreed in Fiscal 1996 to make Mr. Anthony whole for the dimunition in the value of his former residence incurred by him at the time of his relocation to New Hampshire. In doing so, Mr. Anthony realized $192,390 of income. See Note 7 to "Compensation of Executive Officers--Summary Compensation Table".

DISCUSSION OF CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

  Internal Revenue Code Section 162(m), enacted in 1993, precludes a public corporation from taking a deduction in 1995 or subsequent years for compensation in excess of $1 million for its chief executive officer or any of its four other highest-paid officers. Certain performance-based compensation, however, is specifically exempt from the deduction limit. To date, the annual cash compensation payable to any executive officers has not approached the $1 million threshold and is not expected to do so in the near term. In addition, the Company's 1992 Equity Incentive Plan has been designed so that stock options and stock appreciation rights granted under such Plan will be excluded from the deduction limit and to provide flexibility for certain other awards to so qualify.

                                          Compensation Committee

                                          Robert F. White
                                          Mone Anathan, III
                                          Michael L. Glazer

                               PERFORMANCE GRAPH

  The following stock price performance graph compares the cumulative total return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Index and of the University of Chicago Center for Research in Security Prices Index for NASDAQ Retail Trade Stocks from March 26, 1993, the date of the first public trading of the Company's shares, through February 1, 1997.

                             [GRAPH APPEARS HERE]

                       3/26/93      2/19/94      1/28/95      2/3/96     2/1/97
               -----------------------------------------------------------------
Brookstone              100.00       129.21        48.31        51.69      73.03
S&P 500                 100.00       106.91       105.05       142.00     165.42
NASDAQ Retail           100.00       112.66       100.99       113.38     140.00

  Note: The stock price performance on the graph above is not necessarily indicative of future price performance.

       APPROVAL OF CERTAIN AMENDMENTS TO THE 1992 EQUITY INCENTIVE PLAN

  The stockholders are being asked to vote on a proposal to approve the amendment of the Company's 1992 Equity Incentive Plan (the "Plan") to (i) remove a current provision in the Plan reserving 300,000 shares for issuance exclusively in connection with stock options awarded pursuant to the requirements of the MIB Plan (the "MIB Options") and (ii) change the maximum number of shares that may be the subject of grants to any one individual under the Plan from 400,000 to 750,000. In addition, the stockholders are being asked to approve the eligibility requirements contained in the Plan, as amended. The Compensation Committee of the Board of Directors has approved the foregoing amendments, subject to stockholder approval.

  THE PROPOSED AMENDMENTS WILL NOT INCREASE THE AGGREGATE NUMBER OF SHARES AVAILABLE FOR GRANT UNDER THE PLAN. The Compensation Committee has concluded that the amendments will increase the flexibility of the Plan and better enable the Committee to design effective equity incentives for management while protecting the interests of the Company and its stockholders.

  As amended, the Plan will allow the Committee to use the 300,000 shares currently reserved exclusively for MIB Options for the grant of other types of options and awards under the Plan. In other words, the Committee will be able to use such shares in the same circumstances under which other shares reserved under the Plan may be used. Under the current provisions of the Plan, MIB Options may only be awarded under the following circumstances. A participant under the MIB Plan is eligible for a bonus upon the achievement of individual and Company performance criteria, but subject to a limitation on the amount of the bonus (set annually by the Committee) that a participant may receive in cash. If an individual and the Company achieve performance levels in excess of levels yielding the maximum cash bonus award payable to him or her under the MIB Plan, the Company must either (i) award options under the Plan to such individual to purchase the number of shares of

Common Stock equal to the additional cash bonus that would have been payable absent the applicable cash bonus limitation divided by the fair market value of a share of Common Stock on the date of grant or (ii) award the participant cash in an amount equal to the value of such options at the time of grant (or a combination of such awards). The maximum aggregate number of options that may be granted pursuant to the MIB Plan with respect to any one fiscal year is 50,000.

  A total of 1,200,000 shares of Common Stock are reserved for issuance pursuant to awards made under the Plan, of which 673,276 shares were the subject of outstanding awards on April 14, 1997 and 472,257 were available for future grant on that date. Of these shares available for future grant, 273,491 shares, or 58%, were reserved exclusively for awards of MIB Options. As indicated in the preceding paragraph, the circumstances in which MIB Options may be granted are subject to significant restrictions under the current provisions of the Plan. The Compensation Committee believes that such restrictions severely limit the Committee's ability to design effective incentives which retain and attract top management talent and align their interests with stockholders, especially when a majority of the remaining shares available for grant are subject to such restrictions. Moreover, the Committee believes that the equity incentive plans of other public companies do not typically include similar restrictions.

  Currently, the Plan provides that the maximum number of shares that may be the subject of awards to any individual under the Plan is 400,000, and the Company is seeking stockholder approval to increase this limitation to 750,000. The Committee has concluded that this increase is necessary in order to assist the Company in hiring and retaining qualified senior executives.

  For example, the current limitation effectively precludes further awards under the Plan to Michael Anthony, the Company's Chief Executive Officer. Under applicable rules, an option or stock appreciation right which is repriced is treated as a new original grant. Thus, though Mr. Anthony holds options under the Plan for a total of only 300,000 shares, he is counted as having been granted 400,000 shares under the Plan for the purpose of the per individual limitation. Without stockholder approval of an increase in this limitation, the Company will not be able to provide additional equity incentives under the Plan to Mr. Anthony or any other individual who is treated as having received awards equal to the current maximum per person limitation.

  The Committee also believes it is desirable that awards under the Plan continue to qualify as "performance based" compensation for purposes Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million for its chief executive officer or any of its other four highest-paid officers. The value realized upon the exercise of stock options or stock appreciation rights in any year is counted toward this deduction limit, unless such options or stock appreciation rights meet certain requirements to be considered "performance based" compensation. In order to continue to qualify such awards as "performance based" compensation for purposes of Section 162(m), the Company is seeking stockholder approval of the material terms of the Plan, including the limitation discussed above on the number of shares that may be the subject of awards to any individual under the Plan and the Plan's eligibility requirements. These eligibility requirements are summarized below.

  On April 14, 1997 the closing price per share of the Common Stock on the Nasdaq National Market was $8.375.

GENERAL

  The following summary of the Plan, as amended, is qualified in its entirety by the full text of the Plan that appears as Exhibit A to this Proxy Statement.

  The Plan is administered by the Compensation Committee of the Board of Directors, which consists of directors who are both "non-employee directors" for purposes of Rule 16b under the Securities Exchange Act of 1934, as amended, and outside directors for purposes of the Internal Revenue Code. The current members of the Compensation Committee are Mone Anathan, III, Michael
L. Glazer and Robert F. White.

  Key employees of the Company or any of its subsidiaries and other persons or entities (including directors of the Company or any of its subsidiaries who are not employees) who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries are eligible to receive awards under the Plan. The Plan provides for the grant of stock options (both nonstatutory options and, in the case of employees, incentive stock options as defined in
Section 422 of the Internal Revenue Code), stock appreciation rights, restricted stock, unrestricted stock, deferred stock grants, and performance awards, as well as loans in connection with such grants and awards and cash payments intended to offset income taxes due with respect to any such grant or award. Awards under the Plan may also include provision for the payment of dividend equivalents with respect to the shares subject to the awards. Awards under the Plan (other than an award in the form of an outright transfer of cash or unrestricted stock) may not be transferred other than by will or by the laws of descent and distribution. The maximum number of shares of Common Stock for which any person may be awarded stock options and/or stock appreciation rights under the Plan is 750,000.

  Stock Options. The exercise price of an incentive stock option granted under the Plan may not be less than 100% (110% in the case of owners of more than 10% of all classes of voting stock of the Company or any of its subsidiaries ("10% shareholders")) of the fair market value of the Common Stock at the time of grant. The term of each incentive stock option may be set by the Compensation Committee but cannot exceed ten years from grant (five years from grant in the case of an option granted to a 10% shareholder). The exercise price of a nonstatutory option granted under the Plan is at the discretion of the Compensation Committee, and the term of such an option may not exceed 10 years. Options will be exercisable at such time or times as the Compensation Committee specifies. The option price may be paid in cash, or, if permitted by the Compensation Committee and subject to certain additional limitations, by tendering shares of Common Stock, by using a promissory note or by an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price. At the request of the optionee, and subject in each case to the discretion of the Compensation Committee, if the market price of shares to be issued in respect of an option exercise exceeds the exercise price (and so long as the option being exercised is not in tandem with a stock appreciation right), the Compensation Committee may cancel the option and cause such excess to be paid to the optionee in cash.

  Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted either in tandem with stock options or independent of any stock option grant. Each SAR entitles the participant, in general, to receive upon exercise thereof the excess of a share's fair market value at the date of exercise over the share's fair market value on the date the SAR was granted. The Compensation Committee also may grant SARs which take into account the performance of the Common Stock in comparison to other stocks or to stock indices, or which, following a change in control of the Company (as determined by the Compensation Committee), reflect a specified value or range of values of the Common Stock during a period prior to the change in control. If an SAR is granted in tandem with an option, the SAR will be exercisable only to the extent the option is exercisable. To the extent the option is exercised, the accompanying SAR will cease to be exercisable, and vice versa. An SAR not granted in tandem with an option will become exercisable at such time or times, and on such conditions, as the Compensation Committee may specify.

  Stock Awards. The Plan provides for awards of nontransferable shares of restricted Common Stock subject to repurchase or forfeiture as well as of unrestricted shares of Common Stock. Restricted Common Stock is subject to repurchase by the Company at the original purchase price if the participant's affiliation with the Company ceases before the restrictions lapse. Other awards under the Plan may also be settled with restricted Common Stock.

  The Plan also provides for deferred grants entitling the recipient to receive cash or Common Stock following the attainment of performance goals determined by the Compensation Committee. Performance conditions or the use of deferred Common Stock may be applied in connection with other awards under the Plan.

  Except as otherwise determined by the Compensation Committee, if a participant dies, options and SARs, to the extent then exercisable, remain exercisable for a one-year period (or such shorter or longer period as the Compensation Committee may determine but in no event beyond the remainder of their original term), and shares of restricted Common Stock held by the participant must be transferred to the Company. Deferred Common Stock grants, performance awards and supplemental awards to which a participant is not irrevocably entitled will be forfeited unless otherwise provided.

  Except as otherwise determined by the Compensation Committee, if a participant's employment (or other applicable affiliation with the Company) terminates for reasons other than death, options and SARs remain generally exercisable, to the extent they were exercisable immediately prior to termination, for three months (or such longer period as the Compensation Committee may determine, but in no event beyond the remainder of their original term), shares of restricted Common Stock must be transferred to the Company, and other awards terminate; however, in the event of a discharge for cause, awards may be terminated immediately. Also, in the case of certain mergers, consolidations or other transactions in which the Company is acquired, the Plan provides that the Compensation Committee has the discretion to make stock options and SARs immediately exercisable, to remove restrictions on shares of restricted stock and conditions on deferred grants and performance awards, and to forgive outstanding loans under the Plan. The Compensation Committee also has the discretion in such circumstances to provide for replacement awards.

  The number of shares available for awards under the 1992 Plan is subject to adjustment for stock dividends, stock splits or combinations of shares, recapitalizations or other changes in the Company's capitalization, or other distributions with respect to common shareholders other than normal cash dividends. Outstanding awards under the Plan are subject to similar adjustments. No award may be granted under the Plan after April 15, 2002, but awards previously granted may extend beyond that date.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, not does it cover state, local or non-U.S. taxes.

  Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an incentive stock option (ISO). However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a reduction.

  Nonstatutory Options. In general, in the case of a nonstatutory option, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

  In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a nonstatutory option. ISOs are also treated as nonstatutory options to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

  Under the so-called "golden parachute" provisions of the Internal Revenue Code, the grant, vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 1992 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

  The Internal Revenue Code also limits to $1 million the deduction the Company may claim for compensation paid annually to any of its top five officers, subject to a number of exceptions. The deduction limitation rules provide an exemption for compensation attributable to the exercise of non-discounted stock options that satisfy certain requirements. Stock options awarded under the plan with exercise prices at or above fair market value at the time of grant are intended to qualify for this exemption.

BOARD RECOMMENDATION

  The Board of Directors believes that the approval of the amendments to the 1992 Equity Incentive Plan described above will promote the interests of the Company and its stockholders. Accordingly, the Board of Directors has approved the amendments to the 1992 Equity Incentive Plan and recommends that the stockholders vote "FOR" the proposal to approve this measure. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise.

    RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

  Based upon the recommendation of the Audit Committee, the Board of Directors has selected Price Waterhouse LLP to serve as independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1998. Price Waterhouse LLP has served as the Company's independent accountants since the fiscal year ending February 1, 1992. A representative of Price Waterhouse is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

BOARD RECOMMENDATION

  The Board of Directors recommends a vote "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's independent accountants. Proxies solicited by the Board of Directors will be so voted unless the stockholders specify otherwise.

                      SECTION 16(A) BENEFICIAL OWNERSHIP

                             REPORTING COMPLIANCE

  None of the Company's directors, executive officers or stockholders representing beneficial ownership of greater than ten percent of the Company's outstanding common stock failed to file the necessary forms within the timeframes set forth in Section 16(a).

                             SHAREHOLDER PROPOSALS

  Proposals of stockholders submitted for consideration at the 1998 Annual Meeting of Stockholders must be received by the Company not later than January 19, 1998 in order to be considered for inclusion in the Company's proxy material for that meeting.

  The By-laws establish procedures, including advance notice procedures, with regard to the nomination, other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. In general, notice must be received by the Company not less than 60 days nor more than 90 days prior to the meeting and must contain certain specified information concerning the stockholder submitting the proposal. In addition, the By-laws require that any such nomination of candidates for election as a director be accompanied by a petition signed by at least 100 record holders of capital stock entitled to vote in the election of directors, representing in the aggregate 1% of the outstanding capital stock entitled to vote thereon. Such procedures also authorize regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                OTHER BUSINESS

  The Board of Directors knows of no business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

                                                                      EXHIBIT A

                               BROOKSTONE, INC.

                          1992 EQUITY INCENTIVE PLAN

1. PURPOSE

  The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of Brookstone, Inc. (the "Company") by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

  The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplemental Grants, or combinations thereof, all as more fully described below.

2. ADMINISTRATION

  The Plan will be administered by the Board of Directors of the Company (the "Board"). The Board will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant (as defined below) with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another Award in its place on such terms as the Board shall specify), except that the Board may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Board, and all other determinations and actions of the Board made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Board to make adjustments under Section 7.3 or
Section 8.6.

  The Board may, in its discretion, delegate some or all of its powers with respect to the Plan to a committee (the "Committee"), in which event all references (as appropriate) to the Board hereunder shall be deemed to refer to the Committee. The Committee, if one is appointed, shall consist of at least two directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members. On and after registration of the Stock under the Securities Exchange Act of 1934 (the "1934 Act"), the Board shall delegate the power to select directors and officers to receive Awards under the Plan and the timing, pricing and amount of such Awards to a Committee, all members of which shall be "non-employee directors" within the meaning of Rule 16b-3 under the 1934 Act and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

3. EFFECTIVE DATE AND TERM OF PLAN

  The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the plan may be made prior to that date (but after Board adoption of the Plan), subject to such approval of the Plan.

  No Award may be granted under the Plan after April 15, 2002, but Awards previously granted may extend beyond that date.

4. SHARES SUBJECT TO THE PLAN

  Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 1,200,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

  Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

  Subject to Section 8.6(a), the maximum number of shares of Stock as to which a Options or Stock Appreciation Rights may be granted to any Participant is 750,000. For purposes of this paragraph, except as otherwise provided in regulations or other guidelines issued under Section 162(m) of the Code, any repricing of an Option or Stock Appreciation Right shall be treated as an original grant.

5. ELIGIBILITY AND PARTICIPATION

  Those eligible to receive Awards under the Plan ("Participants") will be "key employees" of the Company or any of its subsidiaries ("Employees") and other persons or entities (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Board, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6. TYPES OF AWARDS

  6.1. OPTIONS.

  (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

  Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options may be granted under the Plan. ISOs shall be awarded only to Employees.

  (b) Exercise Price. The exercise price of an Option will be determined by the Board subject to the following:

    (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

    (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

    (3) The Board may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

  (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Board at the time the Option was granted.

  (d) Exercise of Options. Options granted under any single Award will become exercisable at such time or times, and on such conditions, as the Board may specify; provided, however, that if the Board does not so specify, 25% of the shares subject to the Award may be purchased commencing two years after the date of grant, and an additional 25% of such shares may be purchased commencing on the third, fourth, and fifth anniversaries of the grant. The Board may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

  Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Board and (2) payment in full in accordance with paragraph (e) below for the number of shares for which the Option is exercised.

  (e) Payment for Stock. Stock purchased on exercise of an Option must be paid for as follows: (1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Board at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Board expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Board, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or
(iv) by any combination of the permissible forms of payment; provided, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's promissory note or personal check.

  (f) Discretionary Payments. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Board may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Board may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Board.

  6.2. STOCK APPRECIATION RIGHTS.

  (a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Board), determined in whole or in part by reference to appreciation in Stock value.

  Except as provided below, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. The Board may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Board to take into account the performance of the Stock in comparison with the performance of other stocks or an index or indices of other stocks. The Board may also grant Stock Appreciation Rights providing that following a change in control of the Company, as determined by the Board, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

  (b) Grant of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

  (c) Rules Applicable to Tandem Awards. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

    (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

    (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

    (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

    (4) The Stock Appreciation Right will be transferable only with the related Option.

    (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

  (d) Exercise of Independent Stock Appreciation Rights. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which all or any part of the Right may be exercised.

  Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Board.

  6.3. RESTRICTED AND UNRESTRICTED STOCK.

  (a) Nature of Restricted Stock Award. A Restricted Stock Award entities the recipient to acquire, for a purchase price equal to par value, shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock").

  (b) Acceptance of Award. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the Award. Payment may be by certified or bank check or other instrument acceptable to the Board.

  (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Board at the time of grant. Unless the Board otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

  (d) Restrictions. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2 (a) below) for any reason, must be offered to the Company for purchase for the amount of cash paid for the Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such conditions, as the Board may specify. Upon lapse of all restrictions, Stock will cease to be restricted for purposes of the Plan. The Board may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

  (e) Notice of Election. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

  (f) Other Awards Settled with Restricted Stock. The Board may, at the time any Award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

  (g) Unrestricted Stock. The Board may, in its sole discretion, approve the sale to any Participant of shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

  6.4. DEFERRED STOCK.

  A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Board may specify. The Board may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any Award described in this Section 6 is granted, the Board may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

  6.5. PERFORMANCE AWARDS; PERFORMANCE GOALS.

  (a) Nature of Performance Awards. A Performance Award entities the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Board) following the attainment of Performance Goals. "Performance Goals" are goals which may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Board to be important to the success of the Company. The Board will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award.

  (b) Other Awards Subject to Performance Condition. The Board may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

  6.6. LOANS AND SUPPLEMENTAL GRANTS.

  (a) Loans. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Board will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

  (b) Supplemental Grants. In connection with any Award, the Board may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to (1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.

7. EVENTS AFFECTING OUTSTANDING AWARDS

  7.1. DEATH.

  If a Participant dies, the following will apply:

    (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one-year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Board may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Board, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

    (b) Except as otherwise determined by the Board, all Restricted Stock held by the Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

    (c) Any payment or benefit under a Deferred-Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined the Board.

  7.2. TERMINATION OF SERVICE (OTHER THAN BY DEATH).

  If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being herein referred to as a "Status Change"), the following will apply:

    (a) Except as otherwise determined by the Board, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of three months (or such longer period as the Board may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from a discharge for cause which in the opinion of the Board casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence approved for purposes of the Plan by the Board, so long as the Employee's right to reemployment is guaranteed either by statute or by contract, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiary, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

    (b) Except as otherwise determined by the Board, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

    (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change unless otherwise determined by the Board.

  7.3. CERTAIN CORPORATE TRANSACTIONS.

  In the event of a consolidation or merger in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of substantially all the Company's assets or a dissolution or liquidation of the Company (a "covered transaction"), all outstanding Awards will terminate as of the effective date of the covered transaction, and the following rules shall apply:

    (a) Subject to paragraphs (b) and (c) below, the Board may in its sole discretion, prior to the effective date of the covered transaction, (1) make each outstanding Option and Stock Appreciation Right exercisable in full, (2) remove the restrictions from each outstanding share of Restricted Stock, (3) cause the Company to make any payment and provide any benefit under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), and (4) forgive all or any portion of the principal of or interest on a Loan. If the Board does not do so with respect to any Award, however, such Award will terminate as of the date of the covered transaction.

    (b) If an outstanding Award is subject to performance or other conditions (other than conditions relating only to the passage of time and continued employment) which will not have been satisfied at the time of the covered transaction, the Board may in its sole discretion remove such conditions. If it does not do so, however, such Award will terminate as of the date of the covered transaction notwithstanding paragraph (a) above.

    (c) With respect to an outstanding Award held by a participant who, following the covered transaction, will be employed by or otherwise providing services to a corporation which is a surviving or acquiring corporation in such transaction or an affiliate of such a corporation, the Board may, in lieu of the action described in paragraph (a) above, arrange to have such surviving or acquiring corporation or affiliate grant to the Participant a replacement award which, in the judgment of the Board, is substantially equivalent to the Award.

8. GENERAL PROVISIONS

  8.1. DOCUMENTATION OF AWARDS.

  Awards will be evidenced by such written instruments, if any, as may be prescribed by the Board from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

  8.2. RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

  Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Board may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Board may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

  8.3. CONDITIONS ON DELIVERY OF STOCK.

  The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

  If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

  8.4. TAX WITHHOLDING.

  The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

  In the case of an Award pursuant to which Stock may be delivered, the Board will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Board with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Board may permit the Participant or such other person to elect at such time and in such manner as the Board provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

  If at the time an ISO is exercised the Board determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Board may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock received upon exercise, and (b) to give such security as the Board deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such security.

  8.5. NONTRANSFERABILITY OF AWARDS.

  No Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

  8.6. ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

  (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Board will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

  (b) In any event referred to in paragraph (a), the Board will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Board may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Board that adjustments are appropriate to avoid distortion in the operation of the Plan.

  8.7. EMPLOYMENT RIGHTS, ETC.

  Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Board in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship even if the termination is in violation of an obligation of the Company to the Participant.

  8.8. DEFERRAL OF PAYMENTS.

  The Board may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

  8.9. PAST SERVICES AS CONSIDERATION.

  Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Board may determine that such price has been satisfied by past services rendered by the Participant.

9. EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

  Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock be issued to Employees.

  The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code and to continue to qualify under Rule 16b3 promulgated under Section 16 of the 1934 Act.

                                 DETACH HERE

                               BROOKSTONE, INC.

       The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 19,
P 1997 in connection with the 1997 Annual Meeting of Stockholders to be held at 9:00 a.m. on June 19, 1997 at the First National Bank of Boston, and hereby
R appoints Merwin F. Kaminstein, Michael F. Anthony and Philip W. Roizin and each of them (with full power to act alone), the attorneys and proxies of the
O undersigned with power of substitution to each, to vote all shares of the Common Stock of Brookstone, Inc. registered in the name provided herein which
X the undersigned is entitled to vote at the 1997 Annual Meeting of Stockholders, and at any adjournment or adjournments thereof, with all the
Y powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy Statement.

       Election of all 6 Directors (or if any nominee is not available for election, such substitute as the Board of Directors my designate).
       NOMINEES:
       Merwin F. Kaminstein, Michael F. Anthony, Mone Anathan, III, Adam Kirsch, Michael L. Glazer, Robert F. White.

   SEE REVERSE SIDE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATIONS, JUST SIGN ON THE REVERSE SIDE. YOU NEED NOT MARK ANY BOXES.


      CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE   [SEE REVERSE SIDE]

                                  DETACH HERE

[X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

    This proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposals 2 & 3.
--------------------------------------------------------------------------------
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
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                                                FOR       WITHHELD
1.  Election of Directors (see reverse).        [ ]          [ ]

    [ ]
       --------------------------------------
       For all nominees except as noted above


2.  Approval of certain material terms of the Company's 1992 Equity Incentive
    Plan.
                                               FOR      AGAINST   ABSTAIN
                                               [ ]        [ ]       [ ]

3. Ratify the appointment of Price Waterhouse LLP as the independent accountants to examine the financial statements of the Company and its subsidiaries for the fiscal year ending January 31, 1998.

                                               FOR      AGAINST   ABSTAIN
                                               [ ]        [ ]       [ ]

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                               MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]



Please sign exactly as name appears hereon.  Joint owners should each sign.
When signing as attorney, executor, administor, trustee or guardian, please give full title as such.


Signature:                                  Date:
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Signature:                                  Date:
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